ARENA RESOURCES, INC.

                      NOTICE OF ANNUAL SHAREHOLDER MEETING


     The undersigned Chairman of the Board of Arena Resources, Inc. cordially invites you to attend an Annual Shareholder Meeting to be held on JULY 23, 2003 at 10:00 A.M. at the Doubletree Hotel at Warren Place in the Dallas Room, 6110
S. Yale, Tulsa, Oklahoma 74136.

     The specific matters to be voted upon at this meeting are set out in more detail in the enclosed Proxy Statement and other materials which should be reviewed by you whether you wish to vote by proxy (by returning the enclosed ballot) or you wish to appear in person and vote on the following matters:

     (1)  Election of Directors

     (2)  Appointment of Auditors

     (3)  Adoption of Executive Stock Option Incentive Program


     If you cannot attend the meeting in person, please sign and return the enclosed Proxy Ballot in the enclosed envelope by July 19th so that your vote can be counted as the meeting. If you have any questions which are not addressed or answered by the enclosed Proxy Statement and other materials, you are welcome to call the corporation at its corporate offices: (918) 747-6060 and speak with Mr. Randy Broaddrick, who is the Shareholder Liaison Officer for the purposes of this meeting.


     Dated this ____ day of July, 2003.



                                   ______________________________
                                   Mr. Stanley McCabe
                                   Chairman of the Board

                                 PROXY STATEMENT

                              ARENA RESOURCES, INC.
                             (A Nevada Corporation)

                       2003 ANNUAL MEETING OF SHAREHOLDERS

                                      July 23, 2003


General Information & Incorporation by Reference:


     THIS  PROXY  STATEMENT  IS BEING MAILED TO ALL SHAREHOLDERS  OF  RECORD  IN
CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE BOARD OF DIRECTORS OF ARENA RESOURCES, INC. (the Company or Arena) with regard to the Annual Meeting to be held on July 23, 2003 at 10:00 a.m. at the Doubletree Hotel at Warren Place in the Dallas Room, 6110 S. Yale, Tulsa, Oklahoma 74136. This Proxy Statement should be reviewed in connection with the enclosed copy of the Annual Report filed on SEC Form 10-KSB dated December 31, 2002 and the 10-QSB Quarterly Report for the period ending March 31, 2003.


     VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR THE COMPANY RELATED TO THIS PROXY STATEMENT ARE SET-OUT IN THE ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-QSB. SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT, BUT IS NOT REPEATED IN THIS DOCUMENT. ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO THE FORM 10-KSB and 10-QSB BEFORE COMPLETING THEIR PROXY BALLOT.


     Proxies voted in accordance with the accompanying ballot form, which are properly executed and received by the Secretary to the Company prior to the Annual Meeting, will be voted.

Revocability of Proxy

     A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.



                                        1



Solicitation and Voting Procedures

     This proxy is being solicited on behalf of management and should be understood to reflect the current views and positions of management of Arena on any matter presented. The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on July 1, 2003. There were issued, outstanding and entitled to vote on such date 6,843,577 shares of the authorized common stock. The Company has only one class of Common Shares, each of which is entitled to one vote. The Company also has a class of non-voting preferred shares of which none are issued and which are not deemed material to this proxy solicitation. The Company does not have cumulative voting. Accordingly, each shareholder must vote all of his shares on each separate ballot proposal or nominee, or abstain from voting on that item. The Company will bear all costs of this proxy solicitation.

     Shares entitled to vote will be determined based upon the official shareholder record of July 1, 2003. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.

     As to each item to be voted upon in this Proxy, a numerical majority of the issued and outstanding shares must be present or voted by Proxy at the meeting. Each proposal to be voted upon will only be adopted by a majority vote of shares voted at the meeting, provided a majority of the outstanding shares constituting a quorum is present. That is, each item will be adopted by an affirmative vote of not less than 3,421,789 shares, or a greater majority of those shares present as otherwise determined by the Inspector of Elections.

     There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval as described above.

Voting Securities & Principal Shareholders

     The Company knows of no person or group, except the following officers and directors, which, as of the date of this Proxy Statement, beneficially owns and has the right to vote 5% or more of the Company's Common Stock.

     The following table sets-out all shares held by any officer, director or key employee of Arena:


                                        2



                       SHAREHOLD SUMMARY INFORMATION AS TO
                         DIRECTORS & EXECUTIVE OFFICERS


                                               Number of   Percentage    Warrant or
                                 Director/        Shares    of Issued   Option Rights
                                  Officer    (Beneficial          and    For Shares*
       Name         Position       Since        & Legal)  Outstanding
--------------------------------------------------------------------------------------
Lloyd Tim        Director/CEO      9/2000      1,287,600          20%          125,000
Rochford         President

Stanley McCabe   Director/Treas.   9/2000      1,138,000          18%          125,000
                 Secretary &
                 Chairman of the
                 Board

Charles          Director          9/2000            -0-          -0-           50,000
Crawford

William R.       Vice-President    2/2002          4,500         Neg.          250,000
Broaddrick       CFO

Robert J.        Director/Vice-    2/2003        136,340           2%           50,000
Morley           President of
                 Investor
                 Relations

Chris V.         Director, Chair   2/2003            100         Neg.           50,000
Kemendo, Jr.     of the Audit
                 Committee


*As set-out in the above table, each of the directors and certain officers have been granted option rights to acquire shares in the company as part of an executive compensation program, but subject to ratification as part of this proxy solicitation. Assuming the executive stock option compensation program is ratified by the shareholders pursuant to the annual meeting, each of the directors, officers and key employees listed in the table above will be entitled to acquire future shares upon the exercise of the option rights under certain conditions. The specific terms of these option rights and their exercise are set-out below. Not shown in the above table are two key employees who also have options to acquire 350,000 shares: Mr. Phillip W. Terry, 250,000 shares subject to option rights, and Mr. Raymond Estep, 100,000 shares subject to option rights.


     THERE IS NO OBLIGATION ON ANY PERSON RECEIVING EXECUTIVE STOCK OPTIONS TO EXERCISE THE OPTIONS UNDER ANY CONDITIONS OR AT ANY TIME. CONSEQUENTLY, EACH PERSON REVIEWING THIS PROXY SOLICITATION STATEMENT SHOULD UNDERSTAND THAT THERE IS NO ASSURANCE OR WARRANTY THESE OPTIONS WILL BE EXERCISED.

     In addition to the above described option rights, Arena as of July 1, 2003 has outstanding warrants to acquire up to 1,169,523 shares of its common stock if exercised. Arena is also engaged in a private placement of units which could result in up to an additional 379,706 new shares and warrants exercisable for the same number of shares, if fully closed and exercised; plus an additional 37,791 in warrants for the same number of shares. The company is also



                                        3


currently contemplating a public offering of warrants and shares sold as units, but does not have any fixed offering amount as of the date of this proxy.



                                  EXECUTIVE COMPENSATION

     Required information concerning remuneration and other compensation to officers is set-out in the enclosed 10-KSB Report and incorporated by this reference. No change in executive compensation has occurred since the filing of the last 10-KSB Report, except that Mr. William R. Broaddricks annual salary in 2003 was increased to $47,500 effective March 1, 2003 from $45,000.


                              PROPOSED DIRECTOR REMUNERATION

     During the current fiscal year, the Company intends to compensate directors who are on the audit committee with a stipend of $500/month and all other directors at $400 /month. No changes are currently contemplated in directors compensation. Directors receive no salary as directors.


                              INDEPENDENT AUDITORS

     The Company has retained as its independent auditors the Salt Lake City firm of Hansen, Barnett & Maxwell since its inception in August, 2000. It is proposed by management, as part of this proxy solicitation, that shareholders ratify the continued appointment of our independent auditors until the next annual meeting.


                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain significant relationships and related transactions are set-out in the enclosed 10-KSB Report and incorporated by this reference.


                  NEW EXECUTIVE STOCK OPTION INCENTIVE PROGRAM

     The Board of Directors of Arena adopted in March, 2003 an executive stock option incentive program which is generally described in the note to the preceding table on Sharehold Summary Information as to Directors and Executive Officers.

     In essential terms, the proposed stock option program provides for the vesting of the right to acquire stock in the Company through the exercise of a stock option by certain key employees, officers and directors as determined by the Board of Directors. The Company has reserved and made available 1,000,000


                                        4


shares of common stock to the following individuals, which is subject to this program under the following terms and conditions:



                                                        Shares Subject
                                                           to Option         Date of
    Name Officer/Employee              Position          Subscription     Subscription
----------------------------------------------------------------------------------------

1.   Lloyd T. Rochford         Director/CEO                     125,000      April, 2003

2.   Stanley McCabe            Director/Chairman of
                               the Board                        125,000      April, 2003

3.   William R. Broaddrick     V.P./CFO                         250,000      April, 2003

4.   Robert J. Morley          Director/Vice-President           50,000      April, 2003

5.   Charles Crawford          Director                          50,000      April, 2003

6.   Chris V. Kemendo, Jr.     Director                          50,000      April, 2003

7.   Phillip W. Terry          Employee                         250,000      April, 2003

8.   Raymond H. Estep          Employee                         100,000      April, 2003


     . Options to acquire shares are determined and offered independently by the Board without any obligation to create option rights;

     . Options issued by entry into stock option subscription by officer, director or employee upon invitation of the Board;

     . Designated restricted shares to be acquired under stock option subscription are exercisable at $3.70/share through April 1, 2008;

     .    Option   rights  are  non-transferrable  and  may  not   be   pledged,
          hypothecated or assigned;

     . Option right is not exercisable if holder is not a full-time employee at the time of exercise, and has been such for not less than 11 months;

     . Option may be exercised for 20% of the stock subject to the option upon each anniversary date of the option right;


     .    The Option is not part of a tax qualified stock option plan.



                                        5


General

     Stock Options are a form of compensation. Generally, stock options are given without cost to officers, directors or key employees both as a reward for past services as well as an incentive for future activities on the employers behalf. The stock options of Arena were granted to officers, directors or key employees (optionees) without any cost to the employee at the time of the option grant.

Tax Consequences To Arena

     Arena will be allowed to deduct the value of the option as a business expense (i.e. compensation) in the tax year in which the option is properly included in the gross income of the optionee. Since the Arena options are not otherwise deemed includible in the optionees income when granted (see below), the deduction would be allowed in the year that the options are actually exercised by the optionee.

     The value of the option (for purposes of the employers tax deduction) is the difference between the current fair market value of the stock less the actual consideration (in the form of cash) that the optionee is required to pay for each share of stock acquired at the option exercise price ($3.70/share).

     This is an unqualified plan in that the option rights are not being issued pursuant to certain Internal Revenue Service (IRS) guidelines which would insure certain favorable tax treatment to options granted under a qualified plan. Each of the shares to be issued pursuant to the option will be restricted securities to the optionee and will not be free-trading stock. Generally such stock would have to be held by the person exercising the option and resold pursuant to a qualified exemption from registration, principally SEC Rule 144, which in most instances would require a minimal holding period of one year before the shares could be resold under certain volume restrictions and filing requirements.

     If the shareholders, pursuant to this proxy solicitation, do not approve the issuance of these stock options to management, then the options will be withdrawn and cancelled of record by Arena. If approved, shareholders will not be deemed to any automatic disclosure of information relating to the future exercise of such options other than as may be reported in the periodic filings of the Company of sharehold interest of officers and directors which would, in most instances, exclude options acquired by key employees who are not directors or principal officers. Further, anyone holding 10% or more of the issued and outstanding shares of the Company, or who is an officer or director, will be required to file reports of such stock ownership which would reflect the future



                                        6


exercise of the options, if any, on Forms 3, 4 or 5 as filed under the Securities and Exchange Act of 1934. All of the periodic reports of the Company and any filings of Forms 3, 4 or 5 by principal shareholders can be obtained and viewed on the SEC website at sec.edgar.gov.


                                 AUDIT COMMITTEE

     The Company reports to shareholders that it has adopted a separate audit committee to its Board of Directors as of February 1, 2003. The Companys decision to adopt an audit committee is believed consistent with sound business practices and was also mandated by certain federal legislative requirements. The audit committee will function as an independent committee of the Board of Directors to review the relationship of the Company to its independent auditors and to independently review the sufficiency and adequacy of the internal auditing process, as well as the auditing process carried on by the Companys independent auditors. The committee has substantial independent authority to recommend to the Board of Directors acceptance or rejection of any internal or external auditing processes, procedures or reports. It will also be the responsibility of the audit committee to recommend the continuation or appointment of independent auditors for the Company. The audit committee has other specific rights and prerogatives as adopted in its Audit Charter. A copy of which Charter may be obtained by any shareholder, or other interested party, by contacting the Company directly and requesting a copy of such Audit Charter.


                           MATTERS SUBJECT TO SHAREHOLDER VOTE

                                            I.

                                  ELECTION OF DIRECTORS

     The Arena Board currently consists of Lloyd T. Rochford, Stanley McCabe, Robert J. Morley, Charles Crawford and Chris V. Kemendo, Jr. Each director will serve until the next annual meeting of shareholders, or until his successor is duly elected and qualified. The following information is provided with respect to each current director of the Company who are current nominees for re-election.


BIOGRAPHICAL INFORMATION:


MR. LLOYD TIM ROCHFORD - DIRECTOR/CEO/PRESIDENT
Age: 56

     Mr. Rochford has been active as an individual consultant and entrepreneur in the oil and gas industry since 1973. In this capacity, he has primarily been engaged in the organization and funding of private oil and gas drilling and completion projects and ventures within the mid continent region of the United States.


                                        7


     In 1990 Mr. Rochford was co-founder, director and CEO of a public company known as Magnum Petroleum, Inc. (Magnum) which is listed on the New York Stock Exchange. Subsequently, Magnum acquired Hunter Resources, Inc. in August, 1995. Mr. Rochford served as Chairman of the Board of the combined companies from August, 1995 - June, 1997. Since July, 1997, Mr. Rochford has primarily devoted his time and efforts to individual oil and gas acquisition and development prior to his commitment to participate in Arena Resources. In 1982, Mr. Rochford was co-founder of Dana Niguel Bank, a publicly held California bank operation and served as a director until 1994. Mr. Rochford attended various college level courses in business from 1967-1970 in California.


MR. STANLEY McCABE - CHAIRMAN OF THE BOARD/SECRETARY/ TREASURER
Age:  71

     From 1979 to 1989, Mr. McCabe was Chairman and CEO of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource company specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe also became a co-founder and subsequent officer and director of Magnum Petroleum, Inc., along with Mr. Rochford as previously discussed. Subsequently, Mr. McCabe served as a director of Magnum Hunter Resources, Inc., through December, 1996. Since January, 1997, Mr. McCabe has been involved as an independent investor and developer of oil and natural gas properties.

     Mr. McCabe attended college courses at the University of Maryland, primarily in business in 1961-1962.


MR. CHARLES CRAWFORD - DIRECTOR
Age: 50

     For the past twenty-eight years from 1975 to present, Mr. Crawford has served as an independent oil and gas exploration consultant to various private and public oil and gas companies within the United States. He has acted as a consultant to such firms as Texaco Corporation, Phillips Petroleum, Mid-Continent and Energy as well as other regional and national companies primarily acting in the mid-continent area.

     Mr. Crawford is not presently affiliated with any private or public companies other that his participation on the board of directors with Arena.

     Mr. Crawford received a Masters Degree in geology from Miami University of Ohio, in 1976. Mr. Crawford will serve the company on an as needed basis as an outside director.


                                        8


MR. ROBERT MORLEY - VICE-PRESIDENT OF INVESTOR RELATIONS
Age: 56

     Mr. Morley graduated from California State University, Chico and taught at the secondary level prior to becoming a registered Principal in 1973 with North Pacific Securities, Inc. From 1985 to 1987, Mr. Morley was the National Marketing Director for Adaptive Communications Systems, Inc. From 1988 to present, Mr. Morley has been associated with Petro Consultants, Inc. in a consulting capacity. Mr. Morley is currently on the Board of Directors and is Senior Vice-President of Marketing for Freedom Door Company, Inc.


MR. CHRIS V. KEMENDO, JR. - DIRECTOR, CHAIRMAN AUDIT COMMITTEE
Age: 82

     From 1989 to present, Mr. Kemendo has acted as an independent financial business and accounting consultant to various clients. Mr. Kemendo is currently on the Board of Directors and serves as Chairman of the audit committee of Arena. Mr. Kemendo has 55 years of accounting experience. Mr. Kemendo graduated from the University of Oklahoma and subsequently became a Certified Public Accountant (CPA). From 1947 to 1957, Mr. Kemendo was a manager of Arthur Young & Company, in charge of audit departments in Kansas City, Missouri, Wichita, Kansas and Caracas, Venezuela. From 1957-1961, Mr. Kemendo served as Controller and CFO for Rio Arriba. From 1961-1967, he was a partner of Fox and Company, Certified Public Accountants. From 1967 to 1973, he served as
Executive Vice-President and CFO of LaBarge, Inc. From 1973 to 1979, Mr. Kemendo was a partner at Daniel and Howard, Inc. From 1979-1982, he again served as a partner at Fox and Company (now Grant Thornton, LLP). From 1982 to 1988, Mr. Kemendo was Executive Vice-President and Director at Fitzgerald, DeArman and Roberts, Inc.

     THE MANAGEMENT OF ARENA SOLICITS AND ENCOURAGES YOUR VOTE IN FAVOR OF EACH OF THE FOREGOING NOMINEES TO THE COMPANYS CURRENT BOARD OF DIRECTORS. However, space is provided in the enclosed proxy ballot for you to write-in the name of any other person whom you may wish to nominate and vote for as an alternative member of the Board of Directors.


                                           II.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Auditors

     The Board of Directors has appointed Hansen, Barnett & Maxwell as independent certified public accountants for the Company to audit the financial statements of the Company for the fiscal year ending December 31, 2003. The appointment of Hansen, Barnett & Maxwell is subject to ratification of the shareholders and a resolution for such ratification will be offered at the



                                        9


Annual Meeting as is contained in the enclosed proxy ballot. Hansen, Barnett & Maxwell have been acting as independent auditors for the Company for three years and, both by virtue of there familiarity with the Company's affairs and their ability as auditors, are considered by the Board as best qualified to continue their performance of these functions. The present Board of Directors recommends adoption of the resolution retaining the foregoing accounting firm as independent auditors for the Company until the next annual meeting. The foregoing accountants may have a representative present at the Annual Meeting and have agreed to respond directly to any shareholder accounting questions sent to their office at 5 Triad Center, Suite 750, Salt Lake City, UT 84180.

Audit Fees

     Aggregate fees for professional services rendered by Hansen, Barnett & Maxwell (Auditors) in connection with their audit of the Companys consolidated financial statements as of and for the years ended December 31, 2002 and 2001 and their review of the Companys condensed consolidated interim financial statements as of and for each of the quarterly periods ended March 31, 2002, June 30, 2002, September 30, 2002 and March 31, 2003 were $17,535.

     Hansen, Barnett & Maxwell did not provide any other services to the Company that would have required approval by the audit committee of the Board of Directors prior to those services being performed.

     THE PRESENT BOARD URGES YOUR VOTE IN FAVOR OF THE RATIFICATION OF THE CURRENT AUDITORS.


                                      III.

              APPROVAL OF EXECUTIVE STOCK OPTION INCENTIVE PROGRAM

     The Executive Stock Option Program described above was implemented by the Board of Directors to encourage excellence in service and continuation with the Company of certain key officers, directors and employees. Management believes that this Executive Stock Option Program is important and significant to the Companys continued success and continued affiliation of key officers, directors or employees. As a result, the Board would solicit your support in ratifying and approving the Executive Stock Incentive Plan which will not be implemented, except by majority approval of shareholders.

     THE PRESENT BOARD URGES YOUR VOTE IN FAVOR OF RATIFICATION OF THE EXECUTIVE STOCK OPTION INCENTIVE PROGRAM.


                                        10



                                       OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in the notice thereof and generally described by this Proxy Statement. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment.


                                  STOCKHOLDER PROPOSALS

     There were no stockholders proposals submitted for consideration at this Annual Meeting. Stockholder proposals intended to be considered at the next
Annual Meeting of Stockholders must be received by The Company no later than December 31, 2003. Such proposals may be included in the next proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Arenas directors, its executive officers, and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by such dates during 2002. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% holders. In making these statements, Arena has relied upon the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.


                                    OTHER INFORMATION

                      FINANCIAL REPORTS & OTHER IMPORTANT DOCUMENTS
     The financial reports for the Company's operations ending December 31, 2002, as attached to the 10-KSB and First Quarter 2003 on the enclosed 10-QSB Report are delivered to shareholders and are considered an integral part of this Proxy Statement and are incorporated by this reference. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the enclosed 10-KSB Report which is also incorporated by this reference.


     Dated:   July ___, 2003.


                              BY ORDER OF THE BOARD OF DIRECTORS:



                              _________________________________________
                              Mr. Stanley McCabe, Chairman

                       ARENA RESOURCES, INC. PROXY BALLOT
                         ANNUAL  MEETING, JULY 23, 2002

Please complete, sign and provide any additional information on this Proxy Statement and return it to the Company by mailing it back prior to July 19, 2003 in the enclosed envelope.


FOR   AGAINST   ABSTAIN              PROPOSAL
-------------------------------------------------------------------------------
                            Election of all current management nominees to the Board of Directors. If voting against election of all, indicate below your individual vote.
-------------------------------------------------------------------------------

                 YOU MAY VOTE FOR ALL CURRENT NOMINEES ABOVE; OR
                  YOU MAY VOTE INDIVIDUALLY AS TO EACH PROPOSED
                                 DIRECTOR BELOW

-------------------------------------------------------------------------------

                            Mr. Lloyd T. Rochford, Director

                            Mr. Stanley McCabe, Director

                            Mr. Charles Crawford, Director

                            Mr. Robert J. Morley, Director

                            Mr. Chris V. Kemendo, Jr., Director

-------------------------------------------------------------------------------


                                  OTHER MATTERS

-------------------------------------------------------------------------------

                            Election to retain Hansen, Barnett & Maxwell as independent auditors for the Company.
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                            Ratify Executive Stock Option Incentive Program
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                            Grant to current management the right to vote
                            your proxy in accordance with their judgment on other matters as may properly come before the meeting.
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                 OTHER SHAREHOLDER PROPOSALS AND/OR NOMINATIONS

(Unless otherwise indicated, your proxy will be voted in favor of any nomination or proposal indicated below.)

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                        (Attach sheets as necessary)

       Check here if you plan
        to attend meeting.
                                        SIGNATURE

Print Shareholder Name(s) exactly
as they appear on your Certificate:     Complete If Known:
                                        Certificate #:
                                        No. of Shares:
                                        Date